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                                                                    EXHIBIT 99.4



                             DISTRIBUTION AGREEMENT

       THIS DISTRIBUTION AGREEMENT (this "Agreement") is entered into as of the 20th day of November, 2003, by and between SOLITARIO RESOURCES CORPORATION, a Colorado corporation ("Solitario"), CROWN RESOURCES CORPORATION, a Washington corporation ("Crown"), and KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario, Canada ("Kinross"), based on the following:

                                    PREMISES

       A. Kinross and Crown are entering into an Acquisition Agreement and Agreement and Plan of Merger (the "Acquisition Agreement") pursuant to which Kinross will acquire Crown as a wholly-owned subsidiary in exchange for the issuance of Kinross common shares (the "Acquisition").

       B. Under the terms of the Acquisition Agreement, Kinross and Crown have agreed that the shares of Solitario common stock held by Crown may be distributed to Crown stockholders prior to the consummation of the Acquisition Agreement (the "Distribution"). The Solitario common stock is currently traded on the Toronto Stock Exchange. In order for such distribution to occur, certain filings may be required pursuant to applicable securities laws.

       C. Solitario is a significant stockholder and debt holder of Crown and, as a consequence, will receive Kinross common shares in connection with the consummation of the transactions contemplated by the Acquisition Agreement.

       D. The parties desire to enter into this Agreement to set forth their understandings concerning the foregoing and the obligations of Solitario under applicable securities laws.

                                    AGREEMENT

       NOW, THEREFORE, based on the foregoing premises which are hereby incorporated by this reference, and for and in consideration of the mutual promises and covenants set forth herein, it is hereby agreed as follows:

       1. DISTRIBUTION. It is anticipated that Solitario file a registration statement on Form 10 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the Distribution. The applicable federal and state (or provincial) securities laws of Canada and the United States may require additional filings. All such filings that are required to be made by Solitario under applicable securities laws are hereinafter referred to as the "Registration Filings."

       2. FILINGS BY SOLITARIO. Solitario agrees to prepare all information required to be included in Registration Filings by the applicable rules and regulations adopted under the governing securities laws, whether United States or Canadian, and all requirements of the various forms on which the Registration Filings are made, including the necessary financial information. In order to avoid delays with respect to the closing of the Acquisition, Solitario agrees to make such Registration Filings as promptly as practicable, but in any event by such a date so as to permit the Distribution prior to the consummation of the transactions contemplated by the Acquisition Agreement.

       3. PREPARATION OF FILINGS. Solitario shall be solely responsible for the preparation and content of the Registration Filings. Crown and Kinross shall cooperate in providing Solitario with any information necessary to permit it to meet its obligations under this paragraph. Solitario agrees to provide Crown and Kinross with working drafts of the Registration Filings and an opportunity to comment on the content and presentation of such Registration Filings. In addition, Solitario agrees to provide Kinross and Crown with a copy of all comment letters or other correspondence received by Solitario from any securities regulator with respect to the Registration Filings or the distribution of the Solitario common stock by Crown.

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       4.     EFFECTIVENESS OF THE REGISTRATION FILINGS. Solitario agrees to work in good faith and use its best efforts to obtain the effectiveness of the Registration Filings or any required consents from the securities regulators in connection with the distribution of the Solitario common stock in a timely fashion so as to not delay the closing of the Acquisition.

       5. EXPENSES OF REGISTRATION FILINGS. All expenses incurred in connection with the preparation, filing, and effectiveness of the Registration Filings, including, without limitation, all registration, filing, and qualification fees, printer bills, accounting fees, and fees for the disbursement of counsel to Solitario, shall be borne by Solitario. Kinross and Crown shall each bear any cost of their respective counsel in connection with the preparation and review of the Registration Filings.

       6.     INDEMNIFICATION.

              (a) INDEMNIFICATION BY SOLITARIO. Solitario will indemnify and hold harmless Kinross, Crown, and their respective officers, directors, and each other person if any, who controls Kinross and/or Crown within the meaning of the Securities Act of 1933, as amended (the "Securities Act") against any losses, claims, damages, or liabilities, joint or several (or actions, proceedings or settlements in respect thereof), to which Kinross, Crown, or their respective officers, directors, or controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by Solitario specifically for that purpose or based upon written information furnished by Solitario filed in any state or other jurisdiction in order to qualify the distribution under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any violation by Solitario or its agents of any rule or regulation promulgated under the Securities Act applicable to Solitario or its agents and relating to action or inaction required of Solitario in connection with such registration, qualification or compliance; and will reimburse Kinross and Crown for any legal or other expenses reasonably incurred by them, their officers, directors, and each controlling person of Kinross and/or Crown in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that Solitario will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Kinross or Crown in writing specifically for use in such Registration Statement or Prospectus.

              (b) INDEMNIFICATION BY CROWN/KINROSS. Each of Crown and Kinross will indemnify and hold harmless Solitario, and its officers, directors, and each other person if any, who controls Solitario within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against any losses, claims, damages, or liabilities, joint or several (or actions, proceedings, or settlements in respect thereof), to which Solitario, or its officers, directors, or controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, to the extent, but only to the extent, that such statement was provided in writing by Crown or Kinross, as the case may be, for inclusion in such registration statement, preliminary prospectus or final prospectus; and will reimburse Solitario for any legal or other expenses reasonably incurred by them, their officers, directors, and each controlling person of Solitario in connection with investigating or defending any such loss, claim, damage, liability, or action.

              (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification under this Section 6 (the "Indemnified Party") shall (i) give prompt written notice to the party required to provide indemnification (the "Indemnifying Party") of any claim with respect to which it seeks indemnification and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; PROVIDED, THAT, any Person entitled to indemnification hereunder shall have the right to employ

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separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the Indemnifying Party has agreed to pay such fees or expenses, or (b) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Person); and PROVIDED FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or litigation. It is understood that the Indemnifying Party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties. No Indemnifying Party will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release of such Indemnified Party from all liability in respect of such claim or litigation.

              (d) CONTRIBUTION. If for any reason the indemnification provided for in Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient to hold it harmless, other than as expressly specified therein, then each Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations. The relative fault of Solitario on the one hand and Kinross and/or Crown on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by Solitario or by Kinross and/or Crown and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Solitario and Kinross and Crown agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6d). No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

       7.     MISCELLANEOUS.

              (a) AMENDMENTS AND WAIVERS. This Agreement may be amended only by a writing signed by the parties (or their permitted assigns).

              (b) NOTICES. No notice or other communication shall be deemed given unless sent in the manner, and to the attention of the persons, specified in this Section 7(b). All notices and other communications hereunder shall be in writing and shall be deemed given or delivered to any party (i) upon delivery to the address of such party specified below if delivered personally, (ii) one business day after being sent by reputable overnight courier (charges prepaid) or (iii) five business days after being sent by registered or certified mail (return receipt requested), in any case to the parties at the following addresses or telecopy numbers (followed promptly by personal, courier or certified or registered mail delivery) (or at such other addresses for a party as will be specified by like notice):

                     If to Solitario, to:

                     Solitario Resources Corporation
                     4251 Kipling Street, Suite 390
                     Wheat Ridge, Colorado  80033
                     Telephone:  (303) 534-1030
                     Facsimile:  (303) 534-1809


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                     with a copy to:

                     Cliff Pearl
                     Solomon Pearl Blum Heyman and Stich
                     1801 Broadway, Suite 1150
                     Denver, Colorado  80202
                     Telephone:  (720) 264-4785
                     Facsimile:  (303) 324-7304

                     If to Crown, to:

                     Crown Resources Corporation
                     4251 Kipling Street, Suite 390
                     Wheat Ridge, Colorado  80033
                     Telephone:  (303) 534-1030
                     Facsimile:  (303) 534-1809

                     with a copy to:

                     John J. Halle
                     900 S.W. Fifth Avenue, Suite 2600
                     Portland, Oregon  97204-1268
                     Telephone:  (503) 224-3380
                     Facsimile:  (503) 220-2480

                     If to Kinross, to:

                     Kinross Gold Corporation
                     52nd Floor Scotia Plaza
                     40 King Street West
                     Toronto, Ontario Canada  M5H 3Y2
                     Telephone:  (416) 365-5123
                     Facsimile:  (416) 363-6622

                     with a copy to:

                     Keith L. Pope
                     Parr Waddoups Brown Gee & Loveless
                     185 South State Street, Suite 1300
                     Salt Lake City, Utah  84111-1537
                     Telephone:  (801) 531-7840
                     Facsimile:  (801) 532-7750

              (c) ASSIGNMENTS AND TRANSFERS. This Agreement may not be assigned or transferred, except that the parties may each assign its rights and delegate its duties hereunder to any successor-in-interest corporation, PROVIDED THAT, such successor-in-interest shall assume such rights and duties.

              (d) BENEFITS OF THE AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              (e) COUNTERPARTS; FAXES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.


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              (f)    TITLES AND SUBTITLES. The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              (g) SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

              (h) FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

              (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              (j) APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to principles of conflicts of law.

       IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

                                   Solitario:

                                              SOLITARIO RESOURCES CORPORATION


                                              By /s/ Christopher E. Herald
                                                 -------------------------


                                   Crown:

                                              CROWN RESOURCES CORPORATION


                                              By /s/ Christopher E. Herald
                                                 -------------------------


                                   Kinross:

                                              KINROSS GOLD CORPORATION


                                              By /s/ John Ivany
                                                 --------------


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